United Natural Foods, Inc. Authorizes $200 Million Share Repurchase Program

Providence, Rhode Island - October 6, 2017 -- United Natural Foods, Inc. (Nasdaq: UNFI) (the “Company”) today announced that its Board of Directors authorized the initiation of a $200 million share repurchase program.

“Given our strong free cash flow performance and expectations for continued strength, we are pleased to announce this vehicle for returning value to our shareholders,” said Mike Zechmeister, UNFI’s Chief Financial Officer. “Our solid balance sheet provides us with the option to repurchase shares, while executing on our growth strategies and maintaining a conservative leverage profile.”

Repurchases of the Company’s outstanding common stock will be made in accordance with applicable securities laws and may be made at management’s discretion from time to time in the open market, through privately negotiated transactions or otherwise, including pursuant to Rule 10b5-1 trading plans. The Company intends to fund the program with a combination of cash on hand, cash generated from operations and borrowings under the Company’s credit facility. The Company had approximately 50.6 million shares of common stock outstanding as of September 14, 2017.

The share repurchase program is scheduled to expire upon the Company’s repurchase of shares of the Company’s common stock having an aggregate purchase price of $200 million. The share repurchase program may be amended, suspended or discontinued at any time at the Company’s discretion and does not commit the Company to repurchase shares of its common stock. The actual timing, number and value of the shares to be purchased under the program will be determined by the Company at its discretion and will depend on a number of factors, including the performance of the Company's stock price, general market and other conditions, applicable legal requirements, and compliance with the terms of the Company’s outstanding indebtedness.

About United Natural Foods
United Natural Foods, Inc. is celebrating its 40-year anniversary of delivering healthier food options to more people. The Company carries and distributes more than 110,000 products to more than 43,000 customer locations throughout the United States and Canada. United Natural Foods serves a wide variety of sales channels including conventional supermarket chains, natural product superstores, independent retailers, eCommerce and food service. For more information on United Natural Foods, Inc., visit the Company’s website at www.unfi.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements are described in the Company's filings under the Securities Exchange Act of 1934, as amended, including its annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on September 26, 2017, and other filings the Company makes with the SEC, and include, but are not limited to, the ability of the Company to retain customers of Haddon House Food Products, Inc. (“Haddon”), Nor-Cal Produce, Inc. (“Nor-Cal”), Global Organic/Specialty Source, Inc. (“Global Organic”) and Gourmet Guru, Inc.(“Gourmet Guru”) and their affiliated entities that we purchased on terms similar to those in place prior to the Company’s acquisition of these businesses; the Company's dependence on principal customers; the Company's sensitivity to general economic conditions, including the current economic environment; changes in disposable income levels and consumer spending trends; the Company's ability to reduce its expenses in amounts sufficient to offset its increased focus on sales to conventional supermarkets and the resulting lower gross margins on those sales; the Company's reliance on the continued growth in sales of natural and organic foods and non-food products in comparison to conventional products; increased competition in the Company's industry as a result of increased distribution of natural, organic and specialty products by conventional grocery distributors and direct distribution of those products by large retailers and online distributors; the Company's ability to timely and successfully deploy its warehouse management system throughout its distribution centers and its transportation management system across the Company; the addition or loss of significant customers or material changes to the Company's relationships with these customers; volatility in fuel costs; volatility in foreign exchange rates; the Company's sensitivity to inflationary and deflationary pressures; the relatively low margins and economic sensitivity of the Company's business; the potential for disruptions in the Company's supply chain by circumstances beyond its control; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; consumer demand for natural and organic products outpacing suppliers’ ability to produce those products; moderated supplier promotional activity, including decreased forward buying opportunities; union-organizing activities that could cause labor relations difficulties and increased costs; the ability to identify and successfully complete acquisitions of other natural, organic and specialty food and non-food products distributors; management's allocation of capital and the timing of capital expenditures; the Company's ability to successfully integrate and deploy its operational initiatives to achieve synergies from the acquisitions of Global Organic, Nor-Cal, Haddon House, and Gourmet Guru; the Company's ability to realize the anticipated benefit from its restructuring program in conjunction with various cost saving and efficiency initiatives, including acquisition integration, severance and transition related costs, as well as the anticipated opening of the Company's shared services center, all within the cost estimates and timing currently contemplated; and the potential for business disruptions in connection with the anticipated opening of the Company's shared services center. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws.

Contact
United Natural Foods, Inc.
Halie O’Shea
Director Investor Relations & Corporate Strategy
(401) 528-8634